UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

     CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT – AUGUST 20, 2008

ECOLOCAP SOLUTIONS INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-51213	20-0909393
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

740, St-Maurice Street
Suite 102
Montreal H3C 1L5
(Address of principal executive offices)

(514) 876-3907
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 7.01: REGULATION FD DISCLOSURE

On August 20, 2008, Ecolocap Solutions Inc. (the “Company”) filed a press release to announce that following Dr. Tri Vu Truong ‘s three weeks tour in China and Vietnam the Company has signed additional projects that are estimated to have doubled the Company’s CER reserves.

ITEM 8.01: OTHER EVENTS.

Augmentation of the Company CER’s Reserves.

Following Dr. Truong’s three week tour in China and Vietnam the Company has signed additional projects, preliminary agreements and numerous other projects, that are estimated to have doubled the
Company’s CER reserves. Said contracts have generally a term 17 years.

In Vietnam, the Company has signed agreements with one Biomass Valorization project and three new Hydro Power projects. In China agreements were signed with four large Industrial Improvements projects comprising of two steel mills, one cement production complex and one coal mine. So far, the
Company’s total projects represent an annual production of 807,660 Carbon Credits (CERs) where each unit currently trades on the World Market at 19.71 Euros or US$29.04.

The Company’s valuation methodology of the value of its portfolio is comparable to oil and gas companies’ that value their existing production and total proven reserve for the number of years they will extract oil from the ground. The Company has estimated that its long term contracts should produce UN certified Carbon Credits or CERs for that entire period of 17 years. By applying a standard discount rate rules to its reserve of CERs for a 6 year period, the Company shows a Net Present Value of over $43M.

Press Release

Ecolocap Solutions Inc.. (the “Company”) issued a press release on August 20, 2008, filed as
Exhibit 99.1 hereto.

Item 9.01: Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description of Exhibits
99.1	Press Release dated August 20, 2008.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLOCAP SOLUTIONS INC.

Date: August 20, 2008	By:	CLAUDE PELLERIN
Name: Claude Pellerin
Title: Corporate Secretary